                                                                    Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



         As independent public accountants, we hereby consent to the incorporation by reference in this Current Report on Form 8-K of our report dated February 9, 2001 included in the Company's Form 10-K for the year ended December 31, 2000.







/s/ Arthur Andersen LLP
Cleveland, Ohio,
January 14, 2002.